EXHIBIT 16.1

                          LETTER OF VAN DORN & BOSSI,
                          AS TO CHANGE IN ACCOUNTANTS
                         [VAN DORN & BOSSI LETTERHEAD]


February 2, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Mentor Capital Consultants, Inc.
     Registration Statement on Form SB-2
     875,000 Units (Common Stock and Warrants)

Gentlemen:

As of December 20, 2001, we resigned as principal independent accountants and auditors for Mentor Capital Consultants, Inc., a Delaware corporation, and its subsidiaries (collectively, the "Company") and were replaced as of that date by Gordon, Hughes & Banks, LLP as such independent accountants and auditors.

We confirm that we have reviewed the disclosure appearing in the Company's above-referenced registration statement on Form SB-2 ("Registration Statement") in response to Item 304 of Regulation S-B, as included in the prospectus under the caption "Experts," and agree with the statements made therein as they pertain to our firm.

We consent to the filing of this letter as Exhibit 16.1 to the Registration Statement and to the reference to us under the caption "Experts" in the Prospectus.

Very truly yours,


/s/ VAN DORN & BOSSI

VAN DORN & BOSSI